Griffin Institutional Access Credit Fund

Item 77I - Terms of New or Amended Securities

Griffin Institutional Access Credit Fund (the "Registrant"), began offering Class L shares on August 11, 2017.  Post−Effective Amendment No. 4 to the Registrant's Registration Statement, Accession Number 0001398344-17-010205, is hereby incorporated by reference in response to Item 77I of the Registrant's Form N−SAR.

Griffin Institutional Access Credit Fund (the "Registrant"), began offering Class F shares on August 21, 2017.  Post−Effective Amendment No. 6 to the Registrant's Registration Statement, Accession Number 0001398344-17-010598, is hereby incorporated by reference in response to Item 77I of the Registrant's Form N−SAR.